UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2019

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (503) 498-3547

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on April 19, 2019 (the “Annual Meeting”), at which the following persons were elected to the Company’s Board of Directors by the votes and for the terms indicated:

	Vote
Director	For	Against	Abstain	Broker Non-Votes	Term Ending

James J. Cannon	108,357,406	3,772,358	67,330	9,146,264	2020
John D. Carter	100,623,342	11,498,311	75,441	9,146,264	2020
William W. Crouch	101,753,810	10,367,368	75,916	9,146,264	2020
Catherine A. Halligan	110,139,092	1,983,524	74,478	9,146,264	2020
Earl R. Lewis	106,614,348	5,513,715	69,031	9,146,264	2020
Angus L. Macdonald	105,195,733	6,925,505	75,856	9,146,264	2020
Michael T. Smith	105,359,681	6,761,815	75,598	9,146,264	2020
Cathy A. Stauffer	110,760,512	1,362,798	73,784	9,146,264	2020
Robert S. Tyrer	111,535,650	586,307	75,137	9,146,264	2020
John W. Wood, Jr.	106,909,766	5,204,788	82,540	9,146,264	2020
Steven E. Wynne	102,665,322	9,455,280	76,492	9,146,264	2020

At the Annual Meeting, the proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved by the following votes:

For	Against	Abstain

118,358,889	2,904,849	79,620

At the Annual Meeting, the Company’s executive compensation was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non-Votes

103,247,420	8,838,597	111,077	9,146,264

At the Annual Meeting, the Company’s 2019 Employee Stock Purchase Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Votes

111,154,129	254,824	788,141	9,146,264

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 23, 2019.

FLIR SYSTEMS, INC.
(Registrant)

By	/s/ Carol P. Lowe
Carol P. Lowe
Executive Vice President and Chief Financial Officer